EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of IBERIABANK Corporation on Form S-8 (File No. 333-28859, 333-79811, 333-81315, 333-41970 and 333-64402) of our report dated February 4, 2002, on our audits of the consolidated financial statements of IBERIABANK Corporation as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/Castaing, Hussey & Lolan, LLC
--------------------------------
Castaing, Hussey & Lolan, LLC

New Iberia, Louisiana
March 27, 2002